As filed with the Securities and Exchange Commission on July 18, 2008
Registration No. 333-151891

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Pre-effective Amendment No. 1
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
STEMCELLS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3078125 (I.R.S. Employer Identification Number)
3155 Porter Drive
Palo Alto, CA 94304
(650) 475-3100
(Address, including zip code, and telephone number, including area code of principal executive offices)
Kenneth B. Stratton, Esq.
General Counsel
StemCells, Inc.
3155 Porter Drive
Palo Alto, CA 94304
(650) 475-3100
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Please send copies of all communications to:
Geoffrey Davis, Esq.
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000
Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Security and Exchange Commission, acting pursuant to said section 8(a), may determine.

Explanatory Note
     StemCells, Inc. hereby amends Item 16 of Part II of the Registration Statement solely to file certain exhibits to the Registration Statement. This Pre-effective Amendment No. 1 to the Registration Statement does not modify any provision of Part I of the Registration Statement or Items 14, 15 or 17 of Part II of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.
See Exhibit Index on page II-3 of this registration statement.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-effective Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 18th day of July, 2008.

StemCells, Inc.
By:	/s/ Martin M. McGlynn
	Name:	Martin M. McGlynn
	Title:	President and Chief Executive Officer

* * * *
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Martin M. McGlynn	President and Chief Executive Officer and Director	July 18, 2008
Martin M. McGlynn	(principal executive officer)

/s/ Rodney K.B. Young	Chief Financial Officer	July 18, 2008
Rodney K.B. Young	(principal financial officer)

/s/ George Koshy	Chief Accounting Officer	July 18, 2008
George Koshy	(principal accounting officer)

*	Director	July 18, 2008

Eric Bjerkholt

*	Director	July 18, 2008

Ricardo B. Levy, Ph.D.

*	Director	July 18, 2008

Desmond H. O’Connell, Jr.

*	Director	July 18, 2008

Roger M. Perlmutter, M.D.

*	Director, Chairman of the Board	July 18, 2008

John J. Schwartz, Ph.D.

*	Director	July 18, 2008

Irving L. Weissman, M.D.

*By:	/s/Rodney K.B. Young
Rodney K.B. Young
Attorney-in-fact

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EXHIBIT INDEX
     The following is a list of exhibits filed as part of this registration statement.

Exhibit		Description

1.1	(1)	Controlled Equity Offering Sales Agreement between StemCells, Inc. and Cantor Fitzgerald & Co. dated December 26, 2006

1.2	(2)	Amendment No. 1 dated July 18, 2008 to the Controlled Equity Offering Sales Agreement between StemCells, Inc. and Cantor Fitzgerald & Co. dated December 26, 2006

4.1	(3)	Form of Common Stock Warrant Agreement and Warrant Certificate

4.2	(3)	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.3	(3)	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.4	(4)	Form of Indenture

5.1	(4)	Opinion of Ropes & Gray, LLP

5.2	(2)	Opinion of Ropes & Gray, LLP

12.1	(4)	Statement re: Computation of Ratios

23.1		Consent of Ropes & Gray LLP (included in Exhibits 5.1 and 5.2)

23.2	(4)	Consent of Grant Thornton LLP

24.1	(4)	Power of attorney

25.1	(5)	Statement of Eligibility of Trustee Under Debt Indenture

(1)	Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant on December 29, 2006 and incorporated by reference herein.

(2)	Filed herewith.

(3)	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

(4)	Previously filed.

(5)	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

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